Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SERVICING AGREEMENT

This First Amendment to Loan and Servicing Agreement dated as of September 16, 2020 (this “Amendment”), is among RCC Real Estate SPE Holdings LLC (“Holdings”), RCC Real Estate SPE 9 LLC (the “Borrower”) and the Lenders party hereto.

PRELIMINARY STATEMENTS:

1.Reference is made to the Loan and Servicing Agreement dated as of July 31, 2020 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan and Servicing Agreement”), among Holdings, the Borrower, the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent, Massachusetts Mutual Life Insurance Company, as the Facility Servicer, ACRES Capital Servicing LLC, as the Portfolio Asset Servicer, and Wells Fargo Bank, National Association, as the Collateral Custodian.

2.The Borrower has requested that the Lenders amend the Loan and Servicing Agreement as set forth herein and, subject to the terms and conditions set forth in this Amendment, the Lenders agree to such request.

AGREEMENT:

In consideration of the foregoing and the mutual agreements contained in this Amendment, the receipt and sufficiency of which are acknowledged, the parties to this Amendment hereby agree as follows:

1.Definitions.  Capitalized terms used in this Amendment and not otherwise defined have the meanings set forth for such terms in the Loan and Servicing Agreement.

2.Amendments to the Loan and Servicing Agreement.

(a)Section 1.01 of the Loan and Servicing Agreement is hereby amended by adding the following definition in proper alphabetical sequence:

“Borrowing Base” means, as of any date of determination, an amount equal to the sum of (a) with respect to each Eligible Portfolio Asset that is an Initial Portfolio Asset, an amount equal to the product of (i) the advance rate set forth on Schedule I for such Eligible Portfolio Asset and (ii) the most recent Value for such Eligible Portfolio Assets as of such date and (b) with respect to each Eligible Portfolio Asset that is not an Initial Portfolio Asset, an amount equal to the product of (i) the advance rate for such Eligible Portfolio Asset as determined by the Initial Lender under Section 3.04(b) and (ii) the most recent Value for such Eligible Portfolio Asset as of such date.

(b)The first sentence of Section 2.01 of the Loan and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 2.01Advances.  On the terms and conditions hereinafter set forth, each Lender, severally and not jointly, shall make Advances to the Borrower as the Borrower may request at its option from time to time on any Business Day during the Availability Period in an amount which after giving effect to such Advances (a) would not cause the aggregate Advances made hereunder (without giving effect to any repayment or prepayment thereof) to exceed the Total Facility Amount and (b) would not cause the Advances Outstanding to exceed the Borrowing Base (after giving effect to such Advance and any Transfer effectuated from the use of proceeds thereof).

(c)Section 2.02(a)(ii) of the Loan and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

(ii)

that such Advance would not cause (A) the aggregate Advances made hereunder (without giving effect to any repayment or prepayment thereof) to exceed the Total Facility Amount or (B) the Advances Outstanding to exceed the Borrowing Base (after giving effect to such Advance and any Transfer effectuated from the use of proceeds thereof) and a calculation of the Borrowing Base as of such date has been included in the Notice of Borrowing with respect to such Advance;

(d)Section 3.02(f) of the Loan and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

(f)on and as of such date, after giving effect to such Advance and the transactions related thereto, including the use of proceeds thereof, (i) the initial Advance does not exceed the Total Facility Amount and (B) the Advances Outstanding do not exceed the Borrowing Base and a calculation of the Borrowing Base as of such date has been included in the Notice of Borrowing with respect to such Advance;

(e)Section 3.03(c) of the Loan and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

(c)on and as of such date, after giving effect to such Advance and the transactions related thereto, including the use of proceeds thereof, (i) the aggregate Advances made hereunder (without giving effect to any repayment or prepayment thereof) do not exceed the Total Facility Amount and (B) the Advances Outstanding do not exceed the Borrowing Base and a calculation of the Borrowing Base as of such date has been included in the Notice of Borrowing with respect to such Advance;

(f)Section 3.04(b) of the Loan and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

(b)(i) the Borrower has given the Initial Lender at least five business days advance notice of such Transfer, (ii) the Initial Lender has consented to such Transfer in its sole discretion, (iii) the Borrower has provided the Initial Lender with information relating to the Portfolio Asset subject to such Transfer, including information (1) as is provided on Schedule I, (2) regarding the Transferor of such Portfolio Asset, whether any liens exists on such Portfolio Asset and, if so, describing the actions the Borrower will take to release such liens and (3) as is otherwise requested by the Initial Lender, (iv) the Initial Lender has provided the Borrower in writing with the advance rate for such Portfolio Asset and (v) the Borrower has provided a calculation of the Borrowing Base as of such date giving effect to such Transfer and any related Advance, if applicable;

(g)Section 5.02(f) of the Loan and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

(f)Use of Proceeds.  The Borrower shall not use the proceeds of the Advance other than (i) to finance Transfer of the Portfolio Assets and refinancing of related indebtedness, (ii) to pay fees and expenses of the Sponsor, Holdings and the Borrower in connection with the transactions contemplated by this Agreement, including brokers fees, but excluding interest, and (iii) to make a Restricted Junior Payment to Holdings and the Sponsor so long as at the time of such Restricted Junior Payment, the Advances Outstanding do not exceed the Borrowing Base as of such time and no Event of Default or Unmatured Event of Default has occurred and is continuing.

(h)Schedule I to the Loan and Servicing Agreement is hereby amended and restated in its entirety to read as set forth on the attached Schedule I.

(i)Exhibit B to the Loan and Servicing Agreement is hereby amended and restated in its entirety to read as set forth on the attached Exhibit B.

3.Representations and Warranties.  Each Loan Party hereby represents and warrants to the Lenders as follows:

(a)Such Loan Party (i) has the power, authority, and legal right to (A) execute and deliver this Amendment and the Loan and Servicing Agreement, as amended, and (B) perform and carry out the terms of this Amendment and the Loan and Servicing Agreement, as amended, and the transactions contemplated hereby and thereby and (ii) has taken all necessary action to  authorize the execution, delivery and performance of this Amendment.  This Amendment has been duly executed and delivered by such Loan Party.

(b)This Amendment and the Loan and Servicing Agreement, as amended, each constitute the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.

(c)The representations and warranties of such Loan Party contained in the Loan and Servicing Agreement are true and correct in all material respects as of the date hereof (or, in the case of any such representation expressly stated to have been made as of a specific date, as of such specific date).

(d)As of the date hereof, after giving effect to this Amendment, no event has occurred or is continuing which constitutes an Unmatured Event of Default, Event of Default or Cash Trap Event.

4.Effectiveness.  This Amendment is effective on and as of the date when the last of the following conditions precedent has been satisfied in a manner satisfactory to the Initial Lender:

(a)This Amendment has been duly executed by, and delivered to, the parties hereto.

(b)The representations and warranties contained in Section 3 are true and correct.

(c)All fees that are required to be paid hereunder or under the Loan and Servicing Agreement have been paid in full.

5.Reaffirmations.  Each Loan Party reaffirms all covenants set forth in the Loan and Servicing Agreement and the other Transaction Documents.  Except as specifically provided herein, all terms and conditions of the Loan and Servicing Agreement remain in full force and effect, without waiver or modification.  This Amendment and the Loan and Servicing Agreement are to be read together as one document.  From and after the date hereof, each reference in the Loan and Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Loan and Servicing Agreement or any other Transaction Document to the Loan and Servicing Agreement or to any term, condition or provision contained “thereunder,” “thereof,” “therein” or words of like import, means and are a reference to the Loan and Servicing Agreement (or such term, condition or provision, as applicable) as amended, restated, supplemented or otherwise modified by this Amendment.

6.Successors and Assigns.  This Amendment is binding upon each party hereto and their respective successors and assign, and inures to the sole benefit of such party and its respective successors and assigns.  Neither the Borrower nor Holdings has the right to assign their respective rights or delegate their respective duties under this Amendment.

7.Costs, Expenses and Taxes.  The Borrower and Holdings affirm and acknowledge that Section 11.07 of the Loan and Servicing Agreement applies to this Amendment and the transactions and agreements and documents contemplated under this Amendment.

8.Governing Law; Severability.  This Amendment shall be governed by the laws of the State of New York.  Wherever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

The parties have caused this Amendment to be executed as of the date first above written.

The Borrower

RCC REAL ESTATE SPE 9 LLC

By:	/s/ Michael A. Pierro
Name:	Michael A. Pierro
Title:	Senior Vice President

Holdings

RCC REAL ESTATE SPE HOLDINGS LLC

By:	/s/ Michael A. Pierro
Name:	Michael A. Pierro
Title:	Vice President

[Signature Page – First Amendment to Loan and Servicing Agreement]

Lenders

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Andrew C. Dickey
Name:	Andrew C. Dickey
Title:	Head of Alternative and Private Equity

[Signature Page – First Amendment to Loan and Servicing Agreement]

Acknowledged by:

Administrative Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Corey J. Dahlstrand
Name:	Corey J. Dahlstrand
Title:	Corporate Trust Officer

[Signature Page – First Amendment to Loan and Servicing Agreement]

EXHIBIT B

FORM OF NOTICE OF BORROWING

[Date]

RCC REAL ESTATE SPE 9 LLC

To:	Wells Fargo Bank, National Association, as the Administrative Agent
9062 Old Annapolis Road
Columbia, MD 21045
Telephone: 410-884-2271 or 443-367-3924
E-mail: ctsbankdebtadministrationteam@wellsfargo.com
Attention: Jason Prisco or Lance Yeagle – RCC REAL ESTATE SPE 9, LLC

and

Massachusetts Mutual Life Insurance Company, as Initial Lender
1500 Main Street
Springfield, MA 01115

Re:Loan and Servicing Agreement dated as of July 31, 2020

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Sections 2.02 and [3.02][3.03] of the Loan and Servicing Agreement dated as of July 31, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Servicing Agreement”), among RCC Real Estate SPE 9 LLC, as the Borrower, RCC Real Estate SPE Holdings LLC, as Holdings, the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Massachusetts Mutual Life Insurance Company, as the Facility Servicer, ACRES Capital Servicing LLC, as the Portfolio Asset Servicer, and Wells Fargo Bank, National Association, as the Collateral Custodian.  Capitalized terms used herein and not otherwise defined have the meanings set forth for such terms in the Loan and Servicing Agreement.

The undersigned, being a duly elected Responsible Officer of the Borrower and holding the office set forth below such officer’s name, hereby certifies as follows:

1.	The Borrower hereby requests an Advance in the principal amount of $ ____________.[1]
2.	The Borrower hereby requests that such Advance be made on ____________________.[2]

[1]	The amount must be at least equal to $250,000.
[2]	Delivery of the Notice of Borrowing to be no later than 2:00 pm two Business Days immediately prior to the proposed date of such advance.

Ex. B - 1

3.

That such Advance would not cause (A) the aggregate Advances (without giving effect to any repayment or prepayment thereof) to exceed the Total Facility Amount or (B) the Advances Outstanding to exceed the Borrowing Base in effect on the date hereof.

4.

Set forth on the attached Schedule I is a correct calculation of the Borrowing Base as of the date hereof, after giving effect to such Advance and any Transfer effectuated from the use of proceeds thereof.

5.	The proceeds of the Advance are to be distributed to the following account:

Account Name:

Account #:

Bank Name:

ABA:

6.

All of the conditions applicable to the Advance requested herein as set forth in Section [3.02][3.03] of the Loan and Servicing Agreement have been satisfied and will remain satisfied on the date of such Advance.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Ex. B - 2

The undersigned has executed this Notice of Borrowing as of the date first written above.

RCC REAL ESTATE SPE 9 LLC

By:
Name:
Title:

Ex. B - 3

SCHEDULE I

Borrowing Base Calculation

I. Borrowing Base: $_______________

Eligible Portfolio Asset Name	Advance Rate	Most Recent Value	Product of Advance Rate and Most Recent Value

Borrowing Base:			[Sum of column]

II. Advances Outstanding: $_______________

Ex. B - 4